                                                                     Exhibit 4.2

                                  WARRANT AGREEMENT

     Agreement made as of ________ __, 1997, between Trident Rowan Group, Inc., a Maryland corporation with offices at Two World Fair Drive, Franklin Township, Somerset, New Jersey 08873 ("Company"), and American Stock Transfer & Trust Company, a New York corporation with offices at 6201 15th Avenue, Brooklyn, New York 11219 (herein called "Warrant Agent").

     WHEREAS, the Company is engaged in a public offering ("Public Offering") of common stock, par value $.01 per share ("Common Stock") and common stock purchase warrants ("Warrants"), and in connection therewith, has determined to issue and deliver up to (i) 1,437,500 Warrants, including 187,500 Warrants subject to the underwriter's overallotment option, to the public investors ("Public Warrants") and (ii) an aggregate of 125,000 Warrants to GKN Securities Corp. ("GKN" or the "Representative") or its designees ("Representative's Warrants" and together with the Public Warrants, the "Warrant(s)"), each of such Warrants evidencing the right of the holder thereof to purchase one share of Common Stock, for $____ (120% of the initial public offering price of the Common Stock); and

     WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement, No. 333-21595 on Form S-1 ("Registration Statement") for the registration, under the Securities Act of 1933, as amended, of, among others, Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.   WARRANTS.
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     2.1. FORM OF WARRANT. Each Warrant certificate shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant certificate shall have ceased to be Chairman of the Board or President and Secretary or Assistant Secretary of the Company before such Warrant certificate is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. The Warrants represented by a Warrant certificate may not be exercised until such certificate has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

     2.2. EFFECT OF COUNTERSIGNATURE. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect.

     2.3. EVENTS FOR COUNTERSIGNATURE. The Warrant Agent shall countersign a Warrant certificate only upon the occurrence of either of the following events:

          (i) if the Warrant certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant certificates, as hereinafter provided, or

          (ii) if the Company instructs the Warrant Agent to do so.

     2.4. REGISTRATION.
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          2.4.1. WARRANT REGISTER. The Warrant Agent shall maintain books, for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

          2.4.2. REGISTERED HOLDER. Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register ("registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.   TERMS AND EXERCISE OF WARRANTS
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     3.1. WARRANT PRICE. Each Warrant certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at an exercise price of 120% of the offering price per share of the Common Stock, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

     3.2. DURATION OF WARRANTS. Subject to Section 3.3.6 hereof, a Warrant may be exercised for five years commencing on the issue date ("Exercise Period") (________ ___, 1997, and terminating on the earlier of ________ ___, 2002, or the date fixed for redemption of the

Warrant as provided in Section 6 of this Agreement ("Expiration Date").) Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on its Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

     3.3. EXERCISE OF WARRANTS.
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          3.3.1. PAYMENT. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering the certificate representing such Warrant, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth on the Warrant certificate and in substantially the form of Exhibit A hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

          3.3.2. ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant certificate for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933 with respect to the securities is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

          3.3.3. VALID ISSUANCE. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

          3.3.4. DATE OF ISSUANCE. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant certificate was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          3.3.5.    WARRANT SOLICITATION AND WARRANT SOLICITATION FEE.
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               a. The Company has engaged the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist the Representative with respect to such solicitation, if requested by the Representative and (ii) provide the Representative, and direct the Company's transfer and warrant agent to deliver to the Representative, lists of the record, and to the extent known, beneficial owners of the Company's Warrants. Accordingly, the Company hereby instructs the Warrant Agent to cooperate with the Representative in every respect in connection with the Representative's solicitation activities, including, but not limited to, providing to the Representative, at the Company's cost, a list of record and beneficial holders of the Warrants and circulating a prospectus or offering circular disclosing the compensation arrangements referenced in Section 3.3.5(b) hereinbelow to holders of the Warrants at the time of exercise of the Warrants. In addition to the conditions set forth in Section 3.3.5(b) hereinbelow, the Representative shall only accept payment of the warrant solicitation fee provided in Section 3.3.5(b) if it has provided bona fide services in connection with the exercise of the Warrants. In addition to soliciting, either orally or in writing, the exercise of Warrants by a Warrant holder, such services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company's securities, or assisting in the processing of the exercise of Warrants.

               b. In each instance in which a Warrant is exercised, the Warrant Agent shall promptly give written notice of such exercise to the Company and the Representative ("Warrant Agent's Exercise Notice"). If, upon the exercise of any Warrant more than one year from the Effective Date, (i) the market price of the Company's Common Stock is greater than the Warrant Price, (ii) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise (by delivery of the Prospectus or as otherwise required by applicable law, rule or regulation), (iii) the exercise of the Warrant was solicited by the Representative, (iv) the Warrant was not held in a discretionary account, and (v) the solicitation of the exercise of the Warrant was not in violation of Regulation M (as such Regulation may be in effect as of such time of exercise) then the Warrant Agent, simultaneously with the distribution of proceeds to the Company received upon exercise of the Warrant(s) so exercised, shall, on behalf of the Company, pay from the proceeds received upon exercise of the Warrant(s), a fee of 5% of the Warrant Price to the Representative, provided that the Representative delivers to the Warrant Agent within ten (10) business days from the date on which the Representative has received the Warrant Agent's Exercise Notice, a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied. The Representative and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants.

               c. The provisions of this Section 3.3.5. may not be modified, amended or deleted without the prior written consent of the Representative.

4.   ADJUSTMENTS.
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     4.1. STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

     4.2. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

     4.3. REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     4.4. NOTICES OF CHANGES IN WARRANT. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1., 4.2., or 4.3., then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

     4.5. NO FRACTIONAL SHARES. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the number of shares of Common Stock to be received shall be rounded off to the nearest whole number.

     4.6. FORM OF WARRANT. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.   TRANSFER AND EXCHANGE OF WARRANTS.
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     5.1. REGISTRATION OF TRANSFER. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of a Warrant certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant certificate shall be canceled by the Warrant Agent. The Warrant certificate so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request.

     5.2. PROCEDURE FOR SURRENDER OF WARRANTS. Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificates so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant certificate and issue new Warrant certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend.

     5.3. FRACTIONAL WARRANTS. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant. The number of Warrants to be delivered shall be rounded off to the nearest whole number.

     5.4. SERVICE CHARGES. No service charge shall be made for any exchange or registration of transfer of Warrants.

     5.5. WARRANT EXECUTION AND COUNTERSIGNATURE. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

6.   REDEMPTION.
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     6.1. REDEMPTION. Subject to Section 6.4 hereof, the Warrants may be redeemed, at the option of the Company, as a whole or at any time or in part from time to time, prior to the Expiration Date, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $.01 per Warrant ("Redemption Price"), provided that (a) at least 30 days notice is given in accordance with Section 6.2 below, (b) the last sale price of the Common Stock has been at least one hundred thirty-three and one-third percent (133 1/3%) of the then effective exercise price of the Public Warrants on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, the satisfaction of which condition shall be certified by the Company and (c) the Company has delivered prior notice to GKN. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of GKN.

     6.2. DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem all or any part of the outstanding Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its direction not less than 30 days from the date fixed for redemption to the registered holders of the outstanding Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

     6.3. EXERCISE AFTER NOTICE OF REDEMPTION. The outstanding Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to
Section 6.2. hereof and prior to the date fixed for redemption. On and after the redemption date, the record holder of the outstanding Warrants shall have no further rights except to receive, upon surrender of the outstanding Warrants, the redemption price.

     6.4. OUTSTANDING WARRANTS ONLY. The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption is met. The provisions of this Section 6.4 may not be modified, amended or deleted without the prior written consent of the Representative.

7.   OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.
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     7.1. NO RIGHTS AS STOCKHOLDER. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

     7.2. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If any Warrant certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant certificate, include the surrender thereof), issue a new Warrant certificate of like denomination, tenor, and date as the Warrant certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant certificate shall be at any time enforceable by anyone.

     7.3. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

     7.4. REGISTRATION OF COMMON STOCK. The Company agrees that prior to the date that the Warrants become exercisable it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, if possible, or a new registration statement, to register, under the Securities Act of 1933, and, it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company shall cause the same to become effective prior to the date that the Warrants become exercisable and shall maintain the effectiveness of such registration statement and keep current a prospectus thereunder and maintain such qualification until the expiration of the Public Warrants and the Representative's Warrants in accordance with the provisions of this Agreement. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of the Representative.

8.   CONCERNING THE WARRANT AGENT AND OTHER MATTERS.
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     8.1. PAYMENT OF TAXES. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

     8.2. RESIGNATION, CONSOLIDATION, OR MERGER OF WARRANT AGENT.
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          8.2.1. APPOINTMENT OF SUCCESSOR WARRANT AGENT. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities (other than those incurred prior to such resignation or discharge) hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a holder of Warrants (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized, existing and in good standing and authorized under the laws of the state in which it was incorporated to exercise corporate trust powers, shall maintain an office in the Borough of Manhattan, City and State of New York for the transfer of the Warrants and, if not incorporated in the State of New York, shall be authorized to do business in the State of New York as a foreign corporation, and subject to supervision or examination by federal or state authority and shall be authorized to serve as Warrant Agent for the Warrants under the Securities Exchange Act of 1934, as amended. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the

Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

          8.2.2. NOTICE OF SUCCESSOR WARRANT AGENT. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

          8.2.3. MERGER OR CONSOLIDATION OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, if it shall be eligible to serve as Warrant Agent under Section 8.2.1, shall be the successor Warrant Agent under this Agreement without any further act.

     8.3. FEES AND EXPENSES OF WARRANT AGENT.
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          8.3.1. REMUNERATION. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

          8.3.2. FURTHER ASSURANCES. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

     8.4. LIABILITY OF WARRANT AGENT.
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          8.4.1. RELIANCE ON COMPANY STATEMENT. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

          8.4.2. INDEMNITY. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

          8.4.3. EXCLUSIONS. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4. hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

     8.5. ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

9.   MISCELLANEOUS PROVISIONS.
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     9.1. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     9.2. NOTICES. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or by the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:


          Trident Rowan Group, Inc.
          Two Worlds Fair Drive
          Franklin Township
          Somerset, New Jersey 08873
          Attention:  Howard E. Chase, President
                      and Chief Executive Officer

with a copy to:

          Morrison Cohen Singer & Weinstein, LLP
          750 Lexington Avenue
          New York, New York 10022
          Attention:  David Lerner, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

          American Stock Transfer & Trust Company
          6201 15th Avenue
          Brooklyn, New York 11219

     9.3. APPLICABLE LAW; JURISDICTION. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the law of the State of New

York, without giving effect to principles of conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits, to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

     9.4. PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 3.3.5, 6.1 through 6.4 and 7.4 hereof, the Representative, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representative shall be deemed to be a third-party beneficiary of this Agreement with respect to such Sections. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representative to the extent set forth above) and their successors and assigns and of the registered holders of the Warrants.

     9.5. EXAMINATION OF THE WARRANT AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Brooklyn, State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant for inspection by it.

     9.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     9.7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.


Attest:                            TRIDENT ROWAN GROUP, INC.


                                   By:
-------------------------------         --------------------------
Name:                                   Name:     Howard E. Chase
Title:                                  Title:    President and Chief
                                                     Executive Officer


                              AMERICAN STOCK TRANSFER & TRUST
                                 COMPANY
Attest:


-------------------------------    By:  ---------------------------
Name:                                   Name:
Title:                                  Title:

                                   EXHIBIT A
                                (TO EXHIBIT 4.2)

---------(   ) WARRANTS                                  WARRANT CERTIFICATE NO.
---------

              REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE
                          FOR PURCHASE OF COMMON STOCK
                              VOID AFTER 5:00 P.M.
             NEW YORK TIME, ON            , 2002--CUSIP NO.

                                     [LOGO]

    This certifies that, for value received,                   , or registered
assigns (the "Registered Warrantholder"), is entitled to purchase from TRIDENT ROWAN GROUP, INC. (the "Company"), for each of the Warrants referred to above, at any time during the period commencing at 9:00 a.m., New York Time, on
           , 1997, and before 5:00 p.m., New York Time on            , 2002, at
the purchase price of $         per share, subject to adjustment, as hereinafter
described, (the "Warrant Price"), one fully paid and non-assessable share of Common Stock of the Company, $.01 par value (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of these Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

    The Warrants evidenced hereby may be exercised in whole or in part by presentation and surrender of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of American Stock Transfer & Trust Company, 40 Wall Street, New York, NY ("Warrant Agent"). Payment of such price shall be made, in lawful money of the United States, at the option of the Warrantholder by cash, by wire transfer, by certified or official bank check or any combination thereof and as otherwise set forth in the Warrant Agreement.

    The Warrants evidenced hereby are issued under and in accordance with a
Warrant Agreement, dated as of            , 1997 (the "Warrant Agreement"), by
and among the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

    Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as are evidenced by the Warrant or Warrants exchanged. No fractional securities will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants.

    This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company, including voting or pre-emptive rights.

    The Company shall not be obligated to deliver any securities pursuant to the exercise of these Warrants unless a registration statement under the Securities Act of 1933, with respect to such securities, is effective. The Company has filed a registration statement registering the Warrants and Common Stock underlying the Warrants and will keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Warrantholder in any state where such exercise would be unlawful.

    At any time, the Company may redeem this Warrant, upon not less than 30 days prior written notice, at the redemption price of $.01 per Warrant, if the last sale price of the Shares on all 20 trading days ending on the third day prior to the date on which such notice is given is not less than 133.33% of the then exercise price of the Warrant.

    The Company has agreed to pay a fee of 5% of the Warrant Price to GKN Securities Corp. upon certain conditions as specified in the Warrant Agreement and upon the exercise of any Warrants represented hereby.

    Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Warrantholder as the absolute owner hereof and of each warrant represented hereby (notwithstanding any notations or ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, and is not valid unless countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted herein.

Dated: ------------------------------------

ATTEST:                                       TRIDENT ROWAN GROUP, INC.

                                              By: ----------------------------------------
-------------------------------------------
Secretary                                     Howard E. Chase, President

                                              By: ----------------------------------------
                                              Carlo Previtali, Secretary and Treasurer

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
----------------------------------------

      An authorized officer

                                 PURCHASE FORM
                                 TO BE EXECUTED
                      UPON EXERCISE OF WARRANT CERTIFICATE

To:  American Stock Transfer & Trust Company
    40 Wall Street
    New York, NY 10005

    The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase ______ Shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the purchase price in full.

NAME:
                                                     PAYMENT ENCLOSED
ADDRESS:
                                                     SOCIAL SECURITY NO. of Warrant Holder

--------------------------------------------------------------------------------

    The undersigned represents that the exercise of the within Warrant was solicited by GKN Securities Corp. If not solicited by GKN Securities Corp., please write "unsolicited" in the space below. Unless otherwise indicated, it will be assumed that the exercise was solicited by GKN Securities Corp.

                                               (Write "Unsolicited" on above line if not solicited by GKN
                                               Securities Corp.)

DATED:                                         SIGNATURE:

                                 TRANSFER FORM

    For value received ___________________ hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
(___________________________________________) Warrants to purchase Shares of
Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer such Warrants on the books of the within named Company with full power of substitution in the premises.

DATED:
------------------------------------

                                               Notice:__________________________
                                               The signature to this assignment
                                               must correspond with the name as
                                               written upon the face of this
                                               Certificate in every particular.

-------------------------------------------

Social Security Number of Assignee
or other identifying number

Signature(s) Guaranteed:

--------------------------------------------------------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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